UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 30, 2026

NN, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39268	62-1096725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6210 Ardrey Kell Road, Suite 120
Charlotte, North Carolina	28277
(Address of principal executive offices)	(Zip Code)

(980) 264-4300
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.01	NNBR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company.	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 30, 2026, at a special meeting of stockholders (the “Special Meeting”) of NN, Inc. (the “Company”), the Company’s stockholders approved the amendment and restatement of the Company’s Certificate of Incorporation to, among other things:

1.increase the authorized number of shares of common stock, par value $0.01 per share (the “Common Stock”), from 90,000,000 shares to 180,000,000 shares;
2.provide for exculpation of officers permitted by Delaware law;
3.add forum selection provisions;
4.modify requirements to amend any certificate of designation that relates to the terms of one or more outstanding series of preferred stock; and
5.remove outdated provisions related to the declassification of the Board of Directors (the “Board”) of the Company and make other ministerial changes (each of the amendments set forth in clauses (i) through (v), collectively, the “Charter Amendments”).

The Charter Amendments were effected pursuant to an Amended and Restated Certificate of Incorporation (the “Restated Certificate”) filed with the Secretary of State of the State of Delaware on September 30, 2026, effective as of such date. The foregoing description is qualified in its entirety by the Restated Certificate, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

At the Special Meeting, the Company’s stockholders voted on five proposals, which are described in more detail in the Company’s definitive proxy statement on Schedule 14A for the Special Meeting, which was filed with the Securities and Exchange Commission on August 28, 2026. Of the 82,580,446 shares of the Company’s common stock outstanding as of the record date, 63,865,054 shares, or approximately 77.33%, were present or represented by proxy at the Special Meeting.

The following is a brief description of the matters voted upon and the certified results, including the number of votes cast for and against each matter, as well as the number of abstentions and broker non-votes with respect to each matter, where applicable.

Proposal 1. Stockholders approved an Amended and Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock from 90,000,000 shares to 180,000,000 shares. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non- Votes
60,769,536	3,048,757	46,761	—

Proposal 2. Stockholders approved an Amended and Restated Certificate of Incorporation to provide for exculpation of officers permitted by Delaware law. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non- Votes
43,536,635	2,154,268	635,504	17,538,647

Proposal 3. Stockholders approved an Amended and Restated Certificate of Incorporation to add forum selection provisions.The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non- Votes
43,318,616	2,832,117	175,674	17,538,647

Proposal 4. Stockholders approved an Amended and Restated Certificate of Incorporation to modify requirements to amend any certificate of designation that relates to the terms of one or more outstanding series of preferred stock. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non- Votes
45,004,655	1,210,376	111,376	17,538,647

Proposal 5. Stockholders approved an Amended and Restated Certificate of Incorporation to remove outdated provisions related to the declassification of the Board and make other ministerial changes. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non- Votes
61,438,849	2,320,656	105,549	—
=

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description of Exhibit
3.1	Amended and Restated Certificate of Incorporation of NN, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 30, 2026

NN, INC.

By:	/s/ Harold C. Bevis
Name:	Harold C. Bevis
Title:	President, Chief Executive Officer and Director